Exhibit 10(c)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 333-91098 of Merrill Lynch Life Variable Annuity Separate Account D of Form N-4 of our report on Merrill Lynch Life Insurance Company dated March 2, 2007, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, which are a part of such Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus.
New York , New York
April 27, 2009